UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	4

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Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2005, we released information announcing our intention to acquire Shopzilla, a comparison shopping search engine, for $525 million in cash. Shopzilla shareholders will also receive the amount of Shopzilla’s net working capital at the time of closing, which is expected to be about $35 million. We expect to finance the transaction using a combination of borrowings under our commercial paper program and the sale of previously registered debt securities. The transaction, pending regulatory and other approvals, is expected to be completed early in the third quarter of 2005.

A copy of the press release is filed as Exhibit 99.01.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item
99.01	Press release dated June 6, 2005

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Lori A. Hickok
Lori A. Hickok
Vice President and Controller

Dated: June 6, 2005

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